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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         SAMARITAN PHARMACEUTICALS, INC.
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 NEVADA                                     88-038402
      ------------------------------                  --------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

             101 Convention Center Dr. Suite 310, Las Vegas NV 89109
            ---------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                            Consultant Services Plan
                             -----------------------
                            (Full title of the plan)

Dr. Janet Greeson,  Chairman,  101 Convention Center Dr. Suite 310, Las Vegas NV
89109
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (702) 735-7001
                                 --------------
          (Telephone number, including area code, of agent for service)

IF ANY OF THE  SECURITIES  BEING  REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
DELAYED OR CONTINUOUS  BASIS  PURSUANT TO RULE 415 UNDER THE  SECURITIES  ACT OF
1933,  OTHER  THAN  SECURITIES  OFFERED  ONLY IN  CONNECTION  WITH  DIVIDEND  OR
REINVESTMENT PLAN, CHECK THE FOLLOWING BOX; [X]


                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                            Proposed              maximum
Title of securities      Amount to be       maximum offering      aggregate offering      Amount of
 to be registered        registered         price per unit        price                   Registration fee
-----------------------------------------------------------------------------------------------------------
 Common Stock           1,000,000 Shares    $.35(1)               $350,000                 $92.40

-----------------------------------------------------------------------------------------------------------


     1. Computed pursuant to Rule 457 solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The fee is based upon the average of low bid price and high ask price of the common stock ($.35) reported on the NASD Bulletin Board for May 10, 2001.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1), the information required by Part I is included in documents sent or given to each consultant of Samaritan Pharmaceuticals, Inc., a Nevada corporation (herein "Registrant" or "Company").

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 - Incorporation of Documents by Reference

The following documents are incorporated by reference to this Registration Statement and made a part hereof:

         (a) the Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, including exhibits, filed under Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), including all amendments;

         (b) all other reports, including amendments, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) immediately above;

         (c) specifically, the Description of Securities of the Registrant offered hereunder as contained under the caption "Description of Securities" on Page 30 of the Form SB-2 Registration Statement, as amended Commission File No. 333-52296; and

         (d) the Registrant's Proxy Statement filed under the Exchange Act relating to the 2001 Annual Meeting of the Shareholders, including all amendments.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act ( a more detailed description is contained in the Form SB-2 filing, as amended, referenced above, provided that the authorized shares of Common Stock of the Company has been increased by approval of the Shareholders to 100,000,000.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Company's Articles of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. Such provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors.

Nevada  Revised   Statues,   as  amended,   Chapter   78.7502,   authorizes  the
indemnification of officers and directors and certain others under certain circumstances.

The Articles of Incorporation also provide indemnification as follows (summary):

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the forgoing provision shall not eliminate or limit the liability of a director of officer(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal or modification.

The Bylaws also provide indemnification as follows (summary):

The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law. The indemnification of directors and officers shall be against all loss. The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts as advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses. The right to indemnification under Section 1 hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives. The Corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

See - Exhibits and Exhibit Index herein.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:
         (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
         (i) include any prospectus required by section 10(a)(3) of the Securities Act;
         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement: and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
         (iii) Include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering;

         (4) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time Commission declared it effective; and

         (5) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities;

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 11,2001.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Samaritan Pharmaceuticals, Inc.


By: /s/ Janet Greeson
   ----------------------------------------
    Dr. Janet Greeson, President, Director
    (principal executive officer)

By: /s/ Eugene Boyle
   ----------------------------------------
    Eugene Boyle, Chief Financial Officer
    (principal financial officer),Director

By: /s/ Welter Holden
   ----------------------------------------
    Welter Holden, Director

By: /s/ Douglas Bessert
   ----------------------------------------
    Douglas Bessert, Vice-President,
    Director

By: /s/ Brian Sullivan
   ----------------------------------------
    Brian Sullivan, Director

By: /s/ Paul Burnett
   ----------------------------------------
    Paul Burnett, Director

By: /s/ H. Tom Winn
   ----------------------------------------
    H. Tom Winn

By: /s/ Cynthia Thompson
   ----------------------------------------
    Cynthia Thompson, Director

By: /s/ Vassilli Papadopoulas
   ----------------------------------------
    Vassilli Papdopoulas, Director, CSO

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    EXHIBITS

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         SAMARITAN PHARMACEUTICALS, INC.
                         -------------------------------

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                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.       DESCRIPTION                 DOCUMENT                 PAGE NO.
-----------       -----------                 --------                 --------
  4               INSTRUMENTS DEFINING       (a) ARTICLES OF         INCORPORATED FROM
                  RIGHTS OF SECURITIES       INCORPORATION AND       COMMISSION FILE NO.
                  HOLDERS                    AMENDMENTS              0-26775

                                              (b) BYLAWS AND
                                              AMENDMENTS             FILED WITH PROXY
                                                                     STATEMENT

 5                OPINION RE:  LEGALITY        LETTER                     E-2
                  (AND CONSENT)



 24               CONSENTS OF EXPERTS          LETTERS                    E-2 (AS TO LEGAL CONSENT)
                  AND COUNSEL                                             E-4 (AS TO ACCOUNTANTS
                                                                               CONSENT)

9A                ADDITIONAL EXHIBITS          CONSULTANT SERVICES        E3
                  PLAN

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